UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2009

infoGROUP Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34298 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     In connection with meetings to be held from time to time by the chief executive officer and other members of the senior management team of infoGROUP Inc. (the “Company”) with investors, stockholders, analysts and others in the investment community, the Company management team intends to present the presentation slides furnished hereto as Exhibit 99.1, in whole or in part and with immaterial modifications.
     The information contained in the presentation slides is summary information that is intended to be read and considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make, by press release or otherwise, from time to time.
     The statements in the presentation slides, other than historical data and information, constitute forward looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, recent changes in senior management, responding to and cooperating with the ongoing SEC investigation, indemnification obligations to current and former directors and officers, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully implement our Internet strategy or to grow our Internet revenue, effects of leverage, conditions in the credit markets, changes in technology, changes in laws related to data privacy, a failure of database integrity, loss of a key business asset and increased competition. More information about potential factors that could affect the Company’s business and financial results is included in the Company’s periodic filings with the Securities and Exchange Commission, including in its annual report on Form 10-K for the fiscal year ended December 31, 2008 and subsequent quarterly reports on Form 10-Q.
     In addition to disclosing in the presentation slides financial information determined in accordance with generally accepted accounting principles, or GAAP, the Company also discloses the following non-GAAP measures: (1) all historical financial results adjusted to exclude Macro International (2) earnings before interest expense, income taxes and depreciation and amortization, or EBITDA, (3) adjusted EBITDA excluding the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement, and the SEC investigation, restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense and (3) adjusted earnings (loss) per share excluding the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement and the SEC investigation, restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense. Management believes EBITDA provides useful supplemental information to management and investors because management uses this information internally for evaluating the aggregate performance of the Company’s operating businesses. In addition, EBITDA is commonly used as an analytical indicator within infoGROUP’s industry and is a component of the Company’s financial covenant calculations under its credit facilities, subject to certain adjustments. Additionally, management excludes the effects of the non-recurring charges related to the Derivative Litigation, the Stipulation of Settlement and the SEC investigation and the restructuring costs, impairments and write-down of assets, litigation settlement charges, and non-cash stock compensation expense because such items resulted from events that are non-recurring and are not part of on-going operations. Management believes that adjusted earnings per share and adjusted EBITDA provide useful supplemental information to management and investors because they better reflect the Company’s on-going performance and business operations during the periods presented and are more useful to investors for comparative purposes.
     All companies do not calculate EBITDA in the same manner and the Company’s presentation may not be comparable to those presented by other companies. Reconciliation of EBITDA to net income, and reconciliation of other non-GAAP measures to the applicable GAAP measure, have been included in the presentation slides. EBITDA should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of the Company’s profitability or liquidity.
     The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is furnished pursuant to Item 7.01:

Exhibit No.	Description
99.1	Presentation slides.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoGROUP Inc.
By:	/s/ Thomas J. McCusker
Thomas J. McCusker
Secretary and Executive Vice President for Business Conduct and General Counsel
Date: June 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation slides.